                                                                  EXHIBIT 10.3.4

                      AMENDED AND RESTATED LOAN AGREEMENT


         THIS Amended and Restated Loan Agreement (this "Agreement") is made and entered into as of the 26th day of September, 1996, between and among: (i) FELCOR SUITE HOTELS, INC. ("FLCO"), a Maryland corporation (successor-by-merger to FelCor Suite Hotels, Inc., a Delaware corporation); (ii) FELCOR SUITES LIMITED PARTNERSHIP (the "Partnership"), a Delaware limited partnership (FLCO and Partnership being referred herein collectively as the "Borrowers"); and
(iii) BOATMEN'S NATIONAL BANK OF OKLAHOMA (the "Agent"), a national banking association (formerly known as Bank IV Oklahoma, National Association); (iv) FIRST TENNESSEE BANK NATIONAL ASSOCIATION ("First Tennessee"), a national banking association; (v) LIBERTY BANK AND TRUST COMPANY OF TULSA, NATIONAL ASSOCIATION ("Liberty"), a national banking association; (vi) BANK ONE, TEXAS, N.A. ("Bank One"), a national banking association; (vii) FIRST NATIONAL BANK OF COMMERCE ("Bank of Commerce"), a national banking association (the Agent, First Tennessee, Liberty, Bank One and Bank of Commerce being referred to herein collectively as the "Banks"); and (viii) AMSOUTH BANK OF ALABAMA, an Alabama state banking corporation ("AmSouth").

         WITNESSETH:

         WHEREAS, the Agent, The Boatmen's National Bank of St. Louis ("Boatmen's"), First Tennessee and the Borrowers entered into a Loan Agreement (the "Original Loan Agreement") dated as of September 28, 1994, whereby the Agent, Boatmen's and First Tennessee agreed to establish a credit (the "Credit") to provide general working capital funds and to provide funds for the acquisition by the Borrowers of additional hotels (in addition to the 6 Embassy Suites(R) Hotels then owned and to be subject to among other things a mortgage lien in favor of the Agent, for itself and as the Agent for the ratable benefit of Boatmen's and First Tennessee, securing payment of the loans made pursuant to the Credit) in the amount of the Maximum Bank Commitment (as defined in the Original Loan Agreement) with each Bank to be responsible for its separate and proportionate share of all Loan Advances made pursuant to the Credit, all as provided in the Original Loan Agreement; and

         WHEREAS, in connection with the Original Loan Agreement, the Borrowers executed and delivered to the Agent, as agent for itself, Boatmen's and First Tennessee, that certain promissory note dated as of September 28, 1994 (the "Prior Note"), in the maximum principal amount of $50,000,000; and

         WHEREAS, to provide collateral and security for the payment of all of the indebtedness, obligations and liabilities of the Borrowers incurred or arising under the Original Loan Agreement, as amended, the Partnership executed, acknowledged and delivered to the Agent for itself and as the Agent for the ratable benefit of the Banks (as that term has been amended from time
to time):   (A) one or more Mortgage, Deed of Trust, Assignment of Rents,
Security Agreement and Financing Statement (collectively the "Indenture") encumbering certain real property located in Arizona, Florida, Georgia, Louisiana, Massachusetts, Oklahoma, Tennessee and Texas together with all of the hereditaments, appurtenances, tenements and easements appurtenant thereto, all hotels and all other buildings and improvements located upon said real property described in the Indenture along
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with all of the fixtures, equipment, rents, rentals and the inventories, accounts and general intangibles relating thereto; (B) one or more Assignment of Rents and Leases relating to the properties covered by the Indenture (collectively the "Rent Assignment"); and (C) the Borrowers executed and delivered to the Agent separate financing statements (the "Financing Statements") relating to the collateral afforded by the Indenture. Attached hereto as Exhibit B is a complete listing of the Indenture, Rent Assignment and Financing Statements and the recordation/filing information for the same.

         WHEREAS, on April 26, 1995, the Agent, Boatmen's, First Tennessee, Bank One and the Borrowers entered into that certain First Amendment to Loan Agreement wherein Bank One purchased an interest in the Credit, the Credit was extended and increased to the maximum principal amount of $80,000,000 and other terms of the Original Loan Agreement were amended;

         WHEREAS, on November 10, 1995, the Agent, Boatmen's, First Tennessee, Bank One, Liberty and the Borrowers entered into that certain Second Amendment to Loan Agreement (the "Second Amendment") wherein Liberty purchased an interest in the Credit, the Credit was extended and increased to the maximum principal amount of $100,000,000, the maturity of the Credit was extended and other terms of the Original Loan Agreement were amended;

         WHEREAS, on August 26, 1996, the Agent, Boatmen's, First Tennessee, Bank One, Liberty, AmSouth and the Borrowers entered into that certain Third Amendment to Loan Agreement (the "Third Amendment") wherein AmSouth purchased the interest of Boatmen's in the Credit and other terms of the Original Loan Agreement were amended; and

         WHEREAS, the parties hereto wish to amend and restate the Original Loan Agreement to provide for a term loan, to reduce the maximum principal amount of the Credit to $85,000,000, to add and substitute Banks, and to issue restated Notes in renewal and modification of existing notes, on terms and conditions acceptable to the parties, as more fully set forth herein.

         NOW, THEREFORE, in consideration of the premises, mutual covenants, representations and agreements made herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                        A.  DEFINITION OF CERTAIN TERMS

         As used in this Agreement the following words shall have the following meanings:

                 (1) Accepted Appraised Value. The value assigned by the Banks to each Hotel mortgaged and encumbered in favor of the Banks by the Indenture. Attached hereto as Exhibit C is a listing of the Accepted Appraised Values for the Hotels which are currently mortgaged by the Indenture.




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                 (2)      Account.  As to any Person the right of such Person
         to receive payment for goods sold or leased or service performed by such Person.

                 (3) Affiliate. With respect to any Person (1) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty percent (20%) or more of the securities having the power to vote in an election of directors of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others. Notwithstanding the foregoing, the Lessee shall be an Affiliate of Borrowers for purposes of this Agreement.

                 (4)      Amendment Fee.  The fee denominated as such in
         Section 4.18 of this Agreement to be paid by the Borrowers to the Banks.

                 (5) Bankruptcy Code. The United States Bankruptcy Code, as the same may be amended.

                 (6) Business Day. A day other than a Saturday or Sunday or any other day on which commercial banks located in Dallas, Texas; Memphis, Tennessee; New Orleans, Louisiana and Tulsa, Oklahoma, are authorized or required to close for business generally under the laws of any of the above states or the United States of America.

                 (7) Capital Lease. Any lease obligation that has been or is required by GAAP to be capitalized.

                 (8) Charter Documents. The articles or certificate of incorporation and bylaws of a corporation; the articles of association and bylaws of an unincorporated association; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; the operating agreement of a limited liability company; or the indenture of a trust.

                 (9) Code. The Internal Revenue Code of 1986, as amended from time to time, and all regulations of the Internal Revenue Service ("IRS") thereunder.

                 (10) Collateral shall mean all of the land, buildings and other improvements presently located and which may be hereinafter located upon the Lands described in the Indenture and shall include all Hotels covered by the Indenture and each supplement thereto and shall include all of the fixtures thereto appertaining (as such term may be defined by the laws of the state in which the applicable Hotel is located) and all of the present and future interests of the Partnership in and to all Equipment located upon the Lands on which any Hotel is located, all present and future interests of the Partnership (if any) in respect of any Inventory used or to be used in connection with the operation or maintenance of any Hotel, as well as all rents, issues, profits, avails, room rents, receivables, accounts, accounts receivable, profits, royalties, and income derived from the Leases and any other leases





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         covering a Hotel subject to the Indenture or any supplements thereto, and any and all present and future interests of the Partnership in all General Intangibles relating to any and all of the Hotels subject to the Indenture or any supplements thereto, and all proceeds and substitutions of the foregoing property; provided, however, that the receivables of Lessee shall not constitute a part of the Collateral. Equipment, General Intangibles and Inventory shall have the meanings assigned to such terms by the Uniform Commercial Code.

                 (11) Contract. Any contract, note, deed or other agreement or undertaking of any Person.

                 (12) Credit. Shall have the meaning specified in the first introductory paragraph of this Agreement and shall include all previous extensions and modifications thereto.

                 (13)     Effective Date.  Shall have the meaning specified in
         Article III of this Agreement.

                 (14) Employment Law. The Employee Retirement Income Security Act ("ERISA"), the Occupational Safety and Health Act, the Fair Labor Standards Act or any other law pertaining to the terms or conditions or employment, labor or safety in the work place.

                 (15) Encumbrance. As to any item of real or personal property (including without limitation all intangible personal property), any easement, right of way, license, condition, restrictive covenant, reservation, encroachment or other adverse possession or other zoning or similar restriction, that is not a Lien but is enforceable by any Person other than the record owner of such property or Lessee.

                 (16) Environmental Law. The Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Clean Water Act, the Clean Air Act, or any other Law pertaining to environmental quality or remediation of releases of Hazardous Waste, or that imposes liability or establishes standards of conduct with respect to Hazardous Waste.

                 (17) Environmental Property Transfer Act. Any Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts".

                 (18)     EPA.  The United States Environmental Protection
         Agency.

                 (19) Existing Indebtedness. Shall have the meaning specified paragraph (c) of Article III of this Agreement.





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                 (20)     Financing Statements.  Shall have the meaning
         specified in the third introductory paragraph of this Agreement.

                 (21) Fiscal Year. The fiscal year of each Borrower for financial accounting and reporting purposes and for each Borrower its fiscal year is a year of twelve calendar months ending on the 31st of December of each year.

                 (22) GAAP. Those generally accepted accounting principals from time to time announced in Statements of the Financial Accounting Standards Board and in Opinions of the American Institute of Certified Public Accountants or which have other substantial substantive support in the United States of America and are applicable in the particular circumstances to which GAAP relates, as applied on a consistent basis.

                 (23) Governmental Authority. The federal government or the United States of America; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court whose orders or judgments are enforceable by or within the territory of any of the foregoing.

                 (24) Hazardous Waste. Any hazardous, explosive, corrosive, reactive, radioactive, or toxic material or substance, or any other substance, whether in solid, liquid or gaseous form, whose manufacture, storage, transportation, release or disposal is subject to regulation or control under an Environmental Law, or which is defined or treated as being hazardous, explosive, corrosive, reactive, radioactive, or toxic in any Law.

                 (25) Hotel(s). Those buildings and all related facilities, which provide temporary or extended housing to patrons or guests, located on the Lands covered by the Indenture.

                 (26) Indebtedness. As to any Person at any particular date, any obligation enforceable against such Person (a) to repay borrowed money; (b) to pay the deferred purchase price of property or services; (c) to make payments or reimbursements with respect to bank acceptances or to a factor; (d) to make payments or reimbursements with respect to letters of credit or drawings thereunder; (e) that is secured by any Lien on any property of such Person; (f) to make any payment or contribution to a Multi-Employer Plan; (g) that is evidenced by a note, bond, debenture or similar instrument; (h) under any conditional sale agreement or title retention agreement; or (i) to pay interest or fees with respect to any of the foregoing.

                 (27) Indenture. Shall have the meaning specified in the third introductory paragraph of this Agreement.

                 (28) Indirect Obligation. As to any Person, (a) any guaranty by such Person of any Obligation of another person; (b) any Lien on any property of such Person that secures any Obligation of another Person, (c) any enforceable contractual obligation that such Person (i) purchase an Obligation of another Person or any property that is security for such





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         Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation, (iv) grant a Lien on any property of such Person to secure any Obligation of another Person, or (v) otherwise assure or hold harmless the beneficiary of any Obligation of another Person against loss in respect thereof; and (d) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term "Indirect Obligation" does not, however, include the indorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Obligations of such partnership. The amount of any Indirect
         Obligation of a Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                 (29) Insurance/Condemnation Proceeds. Insurance proceeds payable as a consequence of damage or destruction occurring to or in respect of any Collateral and proceeds payable as a consequence of any condemnation or sale or transfer in lieu of condemnation of any Collateral.

                 (30) Interest Period. Shall mean each period commencing on the date a Loan Advance is made (or if no Loan Advance is made, the date the prior Interest Period ended) and ending on the last day of the period selected by the Borrowers pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrowers may designate, upon notice received by Agent not later than 11:00 a.m. (Tulsa, Oklahoma time) on the third Business Day prior to the first day of such Interest Period. Whenever any Interest Period commences on the last London Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) that Interest Period shall end on the last London Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing, any Interest Period that would otherwise end on a day which is not a London Business Day shall end on the next succeeding London Business Day (or, if such next succeeding London Business Day falls in the next succeeding calendar month, on the next preceding London Business Day).

                 (31)     Journal.  Shall mean The Wall Street Journal.

                 (32) Lands. Shall refer to those real properties on which Hotels are located and covered by the Indenture. A complete listing of all the real properties constituting the Lands is attached hereto as Exhibit A.





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                 (33)     Law.  Any statute, ordinance, code, rule, regulation,
         order, judgment, award or decree of any Governmental Authority which is applicable to or governs, directly or indirectly, the situation, conduct or Person in question.

                 (34) Leases. All those Leases presently in effect between the Partnership and the Lessee as described or referred to in the Rent Assignment and which may at any time hereafter be in effect covering or applying to any Hotel covered by the Indenture or any amendment, supplement or restatement thereof, as amended, modified, restated or replaced from time to time with approval of the Banks.

                 (35) Lessee. DJONT Operations, L.L.C., the limited liability company organized under the laws of the State of Delaware which is presently the Lessee under a separate Lease of each Hotel covered by the Indenture executed by the Partnership as the Lessor.

                 (36)     Libor-Rate.      For any day, as used herein, shall
         mean the rate of interest quoted for the "London Interbank Offered Rates (LIBOR)" category of the "Money Rates" column in the Journal on the date of the commencement of a new Interest Period (or, if no Journal is published on such day, the next previous publication date thereof) as the average of quotations at major money center banks for the Interest Period, two London Business Days prior to the first day of such Interest Period. The Agent shall give prompt notice to the Borrowers of the Libor-Rate so determined or adjusted, which determination or adjustment shall be conclusive if made in good faith. If the Journal shall cease to publish such Libor-Rate quotations, the Agent shall determine such rates as the average of such Libor-Rate quotations of three major New York money center banks of whom the Agent shall inquire.

                 (37) License. Each agreement between Promus Hotels, Inc., or any successor as the licensor, and either the Partnership or the Lessee as the licensee permitting the use of the Embassy Suites(R), Inc. trademarks, trade names and any related rights in connection with the ownership or operation of any Hotel at any time covered by the Indenture.

                 (38) Lien. As to any item of real or personal property, any interest therein that secures payment or performance of an Obligation or Indirect Obligation of any Person, whether created by statute (such as but not limited to a statutory lien for work or materials) or under a mortgage, deed of trust, security agreement, financing statement, pledge, hypothecation agreement, assignment, or other document, or which arises under any form of preferential or title retention agreement or arrangement (including but not limited to a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing.

                 (39) Loan. The loan to be made by the Banks to the Borrowers pursuant to the provisions of this Agreement and each amendment and supplement hereto and shall refer to all advances of funds made by the Banks to or for the account of the Borrowers.

                 (40)     Loan Account.  Shall have the meaning specified in
         Section 4.13 of this Agreement.





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                 (41)     Loan Advance.  All funds advanced and to be advanced
         by the Banks to the Borrowers under the provisions of this Agreement and each amendment and supplement hereto.

                 (42) Loan Documents. Shall refer to the Restated Notes, Indenture, Rent Assignment, Financing Statements, Supplemental Security Documents, this Agreement and each writing at any time executed by the Borrowers, or either of them, to further evidence any Indebtedness or Obligation of the Borrowers, or either of them, to the Agent or to the Banks or purporting to provide any collateral or surety for the payment of such Indebtedness or Obligations.

                 (43)     Loan Facility Fee.  The fee denominated as such in
         Section 4.17 of this Agreement to be paid by the Borrowers to the Banks.

                 (44) Loan Proceeds. All funds advanced by the Banks to the Borrowers upon the Loan pursuant to the provisions of this Agreement.

                 (45) London Business Day. Shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market which is also a Business Day.

                 (46)     Manager.  Shall have the meaning specified in Section
         1.21 of this Agreement.

                 (47) Management Agreements. All existing Management Agreements between the Lessee and Manager as applicable to each of the Hotels covered by the Indenture and any like or similar agreements at any time in effect providing for management services to be provided by Manager or any other management organization approved by the Banks in respect of any Hotel presently or hereafter covered by the Indenture.

                 (48) Material Agreement. Any Contract whose violation by a Person could have a Material Adverse Effect with respect to such Person.

                 (49) Material Adverse Effect. As to any Person and with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, operations, revenues, financial condition, property, or business prospects of such Person or the ability of such Person to timely pay or perform such Person's Obligations generally, or in the case of Borrower, specifically the ability of such Borrower to pay or perform any of such Borrower's Obligations to the Banks.

                 (50) Material Law. Any Law whose violation by a Person reasonably could have a Material Adverse Effect with respect to such Person.





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
                 (51) Material License. (a) As to any Person, any license, permit or consent from a Governmental Authority or other Person and any registration, filing with a Governmental Authority or other Person which if not obtained, held or made by such Person reasonably could have a Material Adverse Effect with respect to such Person or any other Person including, without limitation, any occupancy permits and liquor licenses, and (b) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

                 (52) Material Obligation. As to any Person, an Obligation which if not fully and timely paid or performed reasonably could have a Material Adverse Effect on such Person.

                 (53) Material Proceeding. Any litigation, investigation or other proceeding by or before any Governmental Authority (a) which includes any of the Loan Documents or any of the transactions contemplated thereby or involves a Borrower as a party or any property of a Borrower, and reasonably could have a Material Adverse Effect with respect to such Borrower if adversely determined; (b) in which there has been issued any injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any Loan Advance, the consummation of any other transaction contemplated by the Loan Documents or the enforceability of any of the Loan Documents, (c) which involves the actual or alleged breach or violation by Borrower of, or default by a Borrower under, any Material Agreement; or (d) which involves the alleged or actual violation by any Borrower of any Material Law.

                 (54) Maximum Bank Commitment. Shall have the meaning specified in Section 2.1 of this Agreement.

                 (55) Multi-Employer Plan. A Pension Benefit plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

                 (56) Note(s). The term "Note" or "Notes" shall refer to the Prior Note, the Replacement Notes and any substitutions, modifications and amendments thereof, including the Restated Notes to be executed herewith.

                 (57) Obligation. As to any Person, any Indebtedness of such Person and any other contractual duty or obligation enforceable against such person which would involve the expenditure of money by such Person if complied with or enforced, including but not limited to any Indirect Obligation of such Person.

                 (58) Original Loan Agreement. Shall have the meaning specified in the first introductory paragraph of this Agreement.





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                 (59)     Permitted Encumbrances.  Those Encumbrances referred
         to in the Indenture as being not forbidden or prohibited thereby.

                 (60) Person. Any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, Governmental Authority, estate or other organization in any form that has the legal capacity to sue or be sued. If the context does not indicate otherwise or so implies, the term includes a Borrower.

                 (61) Prior Note. Shall have the meaning specified in the first introductory paragraph of this Agreement.

                 (62) Real Estate Investment Trust. Shall have the meaning specified in the Code. Real Estate Investment Trust also may be referred herein as "REIT."

                 (63) Rent Assignment. Shall have the meaning specified in the third introductory paragraph of this Agreement.

                 (64) Replacement Notes. Shall have the meaning specified in the Second Amendment and the Third Amendment. The Replacement Notes represent an amendment and modification of the Prior Note, wherein each individual Bank received its own Note representing its proportionate share in the Maximum Bank Commitment.

                 (65) Restated Notes. Shall have the meaning specified in paragraph (c) of Article III of this Agreement.

                 (66) Responsible Officer. As to any Person that is not an individual, partnership or trust, the chairman of the board of directors, the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, any senior vice president or any vice president in charge of a principal business unit; as to any partnership or limited liability company, any individual who is a general partner thereof or any individual who has general management or administrative authority over all or any principal unit of the business of the partnership or limited liability company; and as to any trust, any individual who is a trustee.

                 (67) Second Amendment. Shall have the meaning specified in the fifth introductory paragraph of this Agreement.

                 (68) Secured Indebtedness. Shall mean any and all of the Obligations and Indirect Obligations of the Borrowers (or either or them) to the Agent and the Banks arising and which may arise under or pursuant to any of the Loan Documents or any extension, renewal, modification, rearrangement, restatement or supplement to any thereof and, without limitation, shall include the following:

                          (a) All Indebtedness from time to time evidenced by the Restated Notes;





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
                          (b) All Indebtedness and Obligations of the Borrowers, or either of them, which may arise or be incurred under, pursuant to or by virtue of any of the Loan Documents including the Amendment Fee and Loan Facility Fee;

                          (c) The amount of all Obligations incurred and amounts reasonably expended by the Agent or the Banks for the purpose of remedying or attempting to remedy any default(s) on the part of the Borrowers, or either of them, in the due and timely payment, observance, compliance with or performance of any Indebtedness, undertaking or Obligation of the Borrowers, or either of them, under or pursuant to or by virtue of any of the Loan Documents;

                          (d) The amount of all Obligations incurred and amounts reasonably expended by the Agent or the Banks for the purpose of exercising or attempting to exercise any right(s) or remedy(ies) consequent upon any default(s) on the part of the Borrowers, or either of them in the due and timely payment, observance, compliance with and performance of any indebtedness, undertaking or obligation of the Borrowers, or either of them, under or pursuant to or by virtue of any of the Loan Documents, including but not limited to reasonable attorneys' fees and attorneys' expenses (whether or not there is litigation), court costs and all costs in connection with any proceedings under the Bankruptcy Code pertaining thereto; and

                          (e) Interest upon all amounts expended by the Agent or any of the Banks for any of the purposes specified in
                 (iii) or (iv) immediately hereinabove computed at the Default Rate specified in the Restated Notes upon the amount of each such expenditure from the date thereof and all such amounts shall be payable upon demand.

                 (69) Solvent. As to any Person, when (a) the fair value of such Person's assets is in excess of the total amount of its debts (including Indirect Obligations); (b) such Person is able to pay its debts as they mature; and (c) such Person does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; or (d) such Person is not "insolvent" as such term is defined in Section 101(32) of the Bankruptcy Code.

                 (70) Subsidiary. Any Person of which at least 50% of the capital stock or equity interests having ordinary voting power for the election of directors or other governing body of, or at least 50% of the general partner interest in, such Person is owned by FLCO or the Partnership, either directly or through one or more Subsidiaries.

                 (71) Supplemental Security Documents. Shall have the meaning specified in paragraph (d) of Article III of this Agreement.

                 (72) Third Amendment. Shall have the meaning specified in the sixth introductory paragraph of this Agreement.

                 (73) UCC. The Uniform Commercial Code as in effect from time to time in the State of Oklahoma or as to matters governed by the laws of another jurisdiction, as in effect in such jurisdiction.

                 (74)     Wall Street Journal Rate.   Shall mean that annual
         rate of interest published in each issue of Journal as the "Prime Rate" under the column "Money Rates" and referred to as the base rate for corporate loans posted by at least 75% of the nation's 30 largest commercial banks. If the Journal should cease to publish a Prime Rate of interest (or during any period when publication of the Journal should be suspended for any indefinite period or a period in excess of 10 days) the Wall Street Journal Rate shall mean that variable annual rate of interest which, in the good faith opinion of Agent, represents the nearest and most practical equivalent of the Wall Street Journal Rate.

         Other terms are defined in this Agreement (i.e., "Event of Default") and the other Loan Documents. Any term in this Agreement expressed with initial capital letters and not specifically defined herein but which is specifically defined in such other Loan Document shall have the meaning ascribed to such term by such other Loan Document. Each reference to this Agreement or any other Loan Document shall include a reference to each appendix, exhibit, schedule, plat or other writing thereto (whether or not attached thereto), as amended, modified, restated or replaced from time to time.


              I.  REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         To induce the Banks to enter into this Agreement, the Borrowers severally represent and warrant to each of the Banks as follows:

         1.1 Organization and Existence. FLCO is duly organized and existing under and by virtue of the laws of and is in good standing in the state of Maryland; Partnership is duly formed and existing under and by virtue of the laws of the state of Delaware, and each Borrower is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify will not have a Material Adverse Effect. Each Borrower has the power and authority to own its properties and carry on its business as now being conducted.

         1.2 Authorization. Each Borrower is duly authorized to execute and perform every Loan Document to which such Borrower is a party, and each Borrower is duly authorized to borrow hereunder, and this Agreement and the other Loan Documents have been duly authorized by all requisite corporate and partnership action of each Borrower. No consent, approval or authorization of, or declaration or prior filing with, any Governmental Authority, and no consent of any other Person, is required in connection with each Borrower's execution, delivery or performance of the Loan Documents to which such Borrower is a party, except for those already duly obtained.

         1.3 Due Execution. Every Loan Document to which a Borrower is a party has been executed on behalf of such Borrower by a duly authorized Responsible Officer.

         1.4 Enforceability of Obligations. Each of the Loan Documents to which a Borrower is a party constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except to the extent that the enforceability thereof against such Borrower may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles of general application.

         1.5 Burdensome Obligations. No Borrower is a party to or bound by any Contract or is subject to any provision in the Charter Documents of such Borrower which would, if performed by such Borrower, result in an Event of Default either immediately or upon the elapsing of time.

         1.6 Legal Restraints. The execution of any Loan Document by a Borrower will not violate or constitute a default under the Charter Documents of such Borrower, any Material Agreement of such Borrower, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Lien being imposed on any of such Borrower's property. The performance by any Borrower of its obligations under any Loan Document to which it is a party will not violate or constitute a default under the Charter Documents of such Borrower, any Material Agreement of such Borrower, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Lien being imposed on any of such Borrower's property.

         1.7 No Material Proceedings. There are no Material Proceedings pending or, to the best knowledge of either Borrower, threatened.

         1.8 Material Licenses. All Material Licenses have been obtained or exist for each Borrower.

         1.9 Compliance with Laws. Each Borrower is in compliance in all material respects with all Material Laws. Without limiting the generality of the foregoing:

                 (a) Compliance. The operations of every Borrower comply in all material respects with all applicable Environmental Laws and Employment Laws.

                 (b) Proceedings. None of the operations of any Borrower are the subject of any judicial or administrative complaint, order or proceeding alleging the violation of any applicable Environmental Laws or Employment Laws which reasonably could be expected to have a Material Adverse Effect.

                 (c) Investigations. None of the operations of any Borrower are the subject of investigation known to the Borrowers by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Waste, the results of which may have a Material Adverse Effect on such Borrower, on the value of the Collateral, or on the overall assets of such Borrower.

                 (d) Notices; Reports. No notice or report under any Environmental Law indicating a past or present spill or release into the environment of any Hazardous Waste has been filed, or is required to be filed, by any Borrower.

                 (e) Real Property. No Borrower, nor to the best of each Borrower's knowledge, any other Person, has, in violation of Environmental Laws, at any time transported, stored, disposed of, generated or released any Hazardous Waste on the surface, below the surface, or within the boundaries of any Lands or any improvements thereon. Except as set forth in environmental audits delivered to Banks, the Borrowers have no knowledge of any Hazardous Waste on the surface, below the surface, or within the boundaries of the Lands and Hotels comprising part of the Collateral. The Lands and Hotels which comprise part of the Collateral and all other real property and improvements located thereon owned by a Borrower are not subject to a Lien in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a spill or release of Hazardous Waste into the environment.

                 (f) Environmental Property Transfer Acts. No Environmental Property Transfer Acts are applicable to the transactions contemplated by this Agreement or the other Loan Documents and each Borrower has provided all notices and obtained all necessary environmental permits, transfers and consents, if any, required in order to consummate the transactions contemplated by this Agreement or the other Loan Documents, to perfect the Banks' Liens on the Collateral contemplated herein, and to operate each Borrower's business as presently or proposed to be operated.

         1.10 Other Names. No Borrower has used any name other than the full name which identifies such Borrower in this Agreement. The only trade name or style under which a Borrower transacts business is the name which identifies such Borrower in this Agreement.

         1.11 REIT Documents. FLCO has delivered to each of the Banks executed documents (or, if not executed, certified by a Government Authority) evidencing its qualification to become a Real Estate Investment Trust under the Code. Such documentation has been duly authorized and executed and constitutes the valid and binding obligation of FLCO and the other parties (if any) thereto and the terms, provisions, covenants and undertakings of FLCO therein all of which are enforceable in accordance with such terms and provisions. FLCO has performed all obligations, duties, covenants and conditions required as conditions to the consummation of the transactions contemplated by such documentation.

         1.12 Solvency. Each Borrower is Solvent prior to and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents.

         1.13 Financial Statements. The consolidated financial statements of the Borrowers previously delivered to the Banks by the Borrowers pursuant to the Original Loan Agreement, as amended, are complete and correct, have been prepared in accordance with GAAP, and fairly reflect the financial condition, results of operations and cash flows of the Borrowers covered thereby as of the dates and for the periods stated therein.

         1.14 No Change in Condition. Since the date of the last financial statements delivered to the Banks there has been no change which would have a Material Adverse Effect on any Borrower.

         1.15 No Defaults. No Borrower has breached or violated or is in default under any Material Agreement, or is in default with respect to any Material Obligation of such Borrower. No default has occurred under the Original Loan Agreement, as amended, which is continuing and no Event of Default has occurred under this Agreement.

         1.16 Encumbrances. None of the Lands comprising the Collateral purported to be owned by a Borrower including, without limitation, any of the Hotels, is subject to any material Encumbrances except Permitted Encumbrances.

         1.17 Condominium. None of the Hotels is part of a condominium, except as previously disclosed in writing to the Banks.

         1.18 Planned Unit Development. None of the Lands or Hotels are part of a planned unit development, except as previously disclosed in writing to the Banks.

         1.19 Capital Leases. No Borrower has an interest as a lessee under any Capital Lease exceeding $150,000 with respect to any Hotel.

         1.20 Tax Liabilities; Governmental Charges. Each Borrower has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained, and has paid or made adequate provision for payment of all taxes, assessments, fees and other charges levied upon it or upon its income or properties by any Governmental Authority which are due and payable, including interest and penalties, except such taxes, assessments, fees and other charges, if any, as are being diligently contested in good faith by appropriate proceedings and as to which such Borrower has established adequate reserves in conformity with GAAP on the books of such Borrower. No Liens for any such taxes, assessments, fees or other charges have been filed and no claims are being asserted with respect to any such taxes, assessments, fees or other charges which, if adversely determined, would have a Material Adverse Effect on
such Borrower.    There are no material unresolved issues concerning any tax liability of a Borrower which, if adversely determined, would have a Material Adverse Effect on such Borrower.

         1.21 Management Agreements and Licenses. The Management Agreements and Licenses are in full force and effect, are fully enforceable by and against the Lessee and Promus Hotels, Inc. or any Affiliate thereof ("Manager"), and have not been modified, amended or supplemented in any way. There are no other agreements (oral or written) or understandings between the Borrowers and/or the Lessee and Manager with respect to the operation and management of the Hotels other than the Management Agreements and Licenses with Manager, copies of which have been furnished to the Banks, provided, however, Manager has delivered certain comfort letters to Agent and

Partnership, evidencing its willingness to continue management of the Hotels in the Event of a Default by the Borrowers or Lessee under any License or Management Agreement.

         1.22 Real Estate; Leases. Exhibits A and D set forth a correct and complete list of (i) the Lands; and (ii) the Leases. Each of such Leases itemized in Exhibit D is valid and enforceable in accordance with its terms and is in full force and effect. No default by any party to any of the Leases described in Exhibit D exists.

         1.23 State of Collateral. The Partnership has good and marketable title to the Lands and the Hotels presently located upon the Lands, and each Borrower has good and marketable or merchantable title to the Collateral. There are no Liens on the Collateral except as expressly permitted by this Agreement and the other Loan Documents. Each item of tangible personal property comprising part of the Collateral purported to be owned by a Borrower is in good operating condition and repair, ordinary wear and tear alone excepted and is suitable for the use to which it is customarily put by its owner.

         1.24 Chief Place of Business, Location of Collateral. As of the date of this Agreement the chief executive office of each Borrower is located at 545 E. John Carpenter Frwy., Suite 1300, Irving, Texas 75062, and such address is the address of the principal place of business of each Borrower. Such address is the place where the principal books and records of each Borrower concerning its Accounts are located and neither Borrower has any other regular place of business except to the extent that the Partnership owns the Lands and the Hotels covered by the Indenture, each of which is leased to the Lessee and managed by Manager with no officers or employees of either Borrower regularly stationed to work in any of the Hotels.

         1.25 Negative Pledges. Neither Borrower is a party to or is bound by any Contract which prohibits the existence of any Lien upon or assignment or conveyance of any of the Lands or the Hotels covered by the Indenture or any other Collateral except for restrictions on assignment set forth in the Management Agreements and Licenses.

         1.26    Security Documents.

                 (a) The Indenture. The Indenture is effective to grant to the "Mortgagee" named therein legal, valid and enforceable first mortgage or deed of trust liens upon the Collateral described therein, including, without limitation, the Hotels located upon the Lands described therein. The Mortgagee thereunder has a fully perfected first priority lien upon the Hotels and Lands subject only to Permitted Encumbrances. The security agreement language in the Indenture is effective to grant the Mortgagee thereunder an enforceable security interest in all rights, titles and interests of the Borrowers in the personal property described therein. As to all personal property in which a security interest may be perfected under a state's UCC by the filing of a financing statement, the Mortgagee named in the Indenture has a fully perfected first priority security interest in the personal property described as Collateral in the Indenture, subject only to Permitted Encumbrances and security interests covering after acquired collateral or securing future advances in which priority may be obtained by other

         Persons under the UCC, the tax lien provisions of the Code and certain provisions of the Bankruptcy Code.

                 (b) The Rent Assignment. The Rent Assignment is effective to grant to the Agent thereunder an enforceable Lien on the assigned rents described therein. The Agent has a fully perfected first priority lien on the assigned rents referred to in the Rent Assignment.

         1.27 True and Complete Disclosure. All factual information (taken as a whole) heretofore or concurrently herewith furnished by the Borrowers, or either of them, to any Bank (including, without limitation, information contained in any of the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in all material respects as of the date of which such information is dated or certified and not incomplete by any omission to state any material fact necessary to make such information (taken as a whole) not misleading at such time in the light of the circumstances under which such information was provided.

         1.28 Margin Stock Securities Matters. Neither Borrower is engaged or will engage, principally or as one of its important activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan Advance obtained by either of the Borrowers will be used to purchase or carry any such margin stock or for any purpose which violates, or would be inconsistent with, the provisions of Regulation U or Regulation G and no proceeds of any Loan Advance will be used by either Borrower to acquire any security in any transaction which is the subject of Sections 13 and 14 of the Securities Exchange Act of 1934, as amended. Neither Borrower is an "Investment Company" registered or required to be registered under the Investment Company Act of 1940, as amended, or a company "controlled" (within the meaning of such Investment Company Act) by such an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Law (other than the Code) limiting or regulating its ability to incur Indebtedness for money borrowed.

         1.29 Pension Benefit Plans, etc. Neither Borrower is a party to or is covered as an "employer" by or under any pension benefit plan which is a multi-employer plan as defined in Section 3(2) of Title I of ERISA which is subject to Title IV of ERISA and in respect of which a Covered Period or a Commonly Controlled Entity of such Covered Period of an "employer" as defined in Section 3(5) of ERISA, except as disclosed in writing to the Banks.

         1.30 Retiree Benefits. Neither Borrower has any obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death) other than as required by law or by employment agreements previously disclosed in writing to the Banks.

         1.31 Subsidiaries. Attached hereto as Exhibit E is a true and complete list of the Borrowers' Subsidiaries as of the date hereof.

         1.32 Survival of Representations and Warranties. All of the representations and warranties in this Agreement and all representations and warranties in any certificate or other writing delivered by either of the Borrowers to the Agent or any of the Banks pursuant hereto or in connection with the application of the Borrowers for the Credit established by this Agreement shall survive the execution and delivery of each of the Loan Documents and the making of Loan Advances hereunder. Each representation and warranty may be relied upon by each of the Banks as being true and correct as of the date hereof until all of the Secured Indebtedness shall be paid in full.


                              II.  THE  TERM  LOAN

         2.1 Credit Available. For the purposes of this Agreement, the Maximum Bank Commitment shall be the lesser of: (i) $85,000,000.00; or (ii) an amount equal to 50% of the Accepted Appraised Value of all of the Hotels and the related Collateral covered by the Indenture as of the time the Maximum Bank Commitment is to be determined. Bank of Commerce agrees to purchase, and the other Banks and AmSouth hereby agree to so assign an interest in the Credit owed to the other Banks in such amount as is necessary to cause each Bank's proportionate share of the Maximum Bank Commitment to be as follows (AmSouth shall have no interest in the Credit from and after the date of this Agreement, provided, however, AmSouth shall have the right to receive payment pursuant to
Section 4.17 of this Agreement):


                                   Proportionate Share of
                                   ----------------------
          Bank                    Maximum Bank Commitment
          ----                    -----------------------
  First Tennessee                           3/17
  The Agent                                 6/17
  Bank One                                  3/17
  Liberty                                   2/17
  Bank of Commerce                          3/17

The Accepted Appraised Value assigned to the Hotels and related Collateral covered by the Indenture shall be deemed to be the value of each Hotel and related Collateral during the term hereof unless a Hotel be substantially damaged and destroyed while not insured as required in accordance with this Agreement and the Indenture, or a Hotel be sold or released from the Indenture, as provided herein, or all of the Banks should approve a change in such value based upon one or more FIRREA appraisals. Except as provided in Section 4.15 hereof, the Banks shall bear the costs of any appraisals obtained hereunder.

         2.2 Security. The Agent, acting for itself and the other Banks, shall be entitled to proceed against Collateral upon any Event of Default in such order as the Banks shall deem suitable. All Collateral as to which the liens and security interests in favor of the Banks shall have been perfected by filing and recording shall secure the payment of all Secured Indebtedness regardless of the Hotel to which the Collateral may be attributed for Maximum Bank Commitment purposes. In the event of an insured loss or condemnation with respect to any Hotel, all Insurance/Condemnation Proceeds relating thereto shall be applied as provided in the Indenture.

         2.3 Loan Advances. On the date of this Agreement, the Banks shall make Loan Advances to the Borrowers in an amount up to the Maximum Bank Commitment minus the then unpaid principal amount of all prior Loan Advances to the Borrowers made under the Original Loan Agreement, as amended.

         2.4 Partial Releases of Indenture and Rent Assignment. The Banks do hereby consent to the Agent releasing, and Agent agrees to release, any Hotel and related Collateral from the lien of the Indenture and from the Rent Assignment upon receipt of a written request on behalf of the Borrowers if, after giving effect thereto, the Accepted Appraised Values of the remaining Hotels and related Collateral covered by the Indenture and Rent Assignment equal at least $170,000,000.00.

         2.5 Collateral To Continue Unimpaired. The Loan is a continuation of the Loan represented by the Original Loan Agreement, as amended, and is not a new loan. There shall not occur any interruption of priority in respect of the Liens and security interests securing payment of the Secured Indebtedness.

         2.6 Loan Advances To Be Made To Partnership Account. Each Loan Advance to be made under this Agreement shall be made by deposit of the amount thereof to the Loan Account in the name of the Partnership with the Agent who shall receive from the other Banks their ratable share of each Loan Advance to be made.

         2.7 Each Bank Responsible For Its Proportionate Share of Maximum Bank Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, each Bank shall be responsible for funding its ratable portion of each Loan Advance which the Borrowers shall be entitled to receive under this Agreement and no Bank shall in any manner be liable to the Borrowers for or on account of the default of any other Bank in providing its proportionate share of any Loan Advance.

         2.8 Interest Rates and Prepayments. Subject to the provisions hereof, the Secured Indebtedness shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) for each day of an Interest Period equal to the Libor-Rate for such Interest Period plus 150 basis points. Prepayments shall be allowed during any Interest Period provided that the Borrowers indemnify the Agent and the Banks against any loss or expenses (including loss of margin) which the Agent or the Banks sustain or incur as a consequence thereof. If the outstanding Secured Indebtedness should exceed the Maximum Bank Commitment at any time, then the Borrowers shall have 2 days after notice thereof to pay the Banks, in care of the Agent, that amount by which the Secured Indebtedness exceeds the Maximum Bank Commitment.

         2.9 Default Rate. Any installment or amounts due under the Restated Notes, this Agreement or pursuant to any Loan Document which are not paid when due shall bear interest at the Default Rate. "Default Rate" shall be that annual rate of interest equal to four percentage points (4%) plus the Wall Street Journal Rate in effect as of the date of said default.

         2.10 Payments and Maturity. As provided in the Restated Notes, (i) accrued interest only shall be payable monthly on the last Business Day of the month (or on the last day of each Interest Period if other than the last Business Day of such month), during the period from the date hereof through September 30, 1997, commencing on October 31, 1996; (ii) payments of principal and accrued interest shall be payable monthly during the period from October 1, 1997 through September 30, 2000, commencing on October 31, 1997; (iii) such principal and interest payments shall be calculated on a 15 year (constant payment) amortization schedule and adjusted annually (as of September 30th) to reflect the then current Libor-Rate, and (iv) all principal and accrued interest shall be due and payable in full on September 30, 2000. Payment of the Secured Indebtedness is subject to the terms and conditions of the Restated Notes executed and delivered in connection herewith.


                           III.  CONDITIONS PRECEDENT

         3. Effective Date. This Agreement shall be effective as of the date first above written (the "Effective Date") when all of the following shall have occurred:

                 (a) Amended and Restated Loan Agreement. This Agreement shall have been executed and delivered by the Borrowers and the Banks.

                 (b) Assignment. The purchase by Bank of Commerce, and an assignment by the other Banks and AmSouth, an interest in the Credit owed to the other Banks in such amount as is necessary to cause each Bank's proportionate share of Maximum Bank Commitment to be equal to the percentages set forth opposite such Bank's name as set forth in
         Section 2.1 of this Agreement.

                 (c) Restated Notes. The Borrowers shall have executed and delivered to the order of the Banks, in care of the Agent, the promissory notes in the form attached hereto as Exhibit F (the "Restated Notes"). The Restated Notes shall represent a modification of the Prior Note and Replacement Notes previously issued pursuant to the Original Loan Agreement, as amended, and shall be issued to the order of each Bank in a principal amount equal to the amount of its proportionate share of the Maximum Bank Commitment. The Restated Notes, as a whole, shall represent the Maximum Bank Commitment. The Indebtedness outstanding under the Original Loan Agreement, as amended, immediately before the issuance of the Restated Notes (the "Existing Indebtedness") shall not be extinguished by the issuance of the Restated Notes, rather it shall remain outstanding and be evidenced by the Restated Notes. All payments hereafter made on the Credit shall be applied first to indebtedness advanced after the Effective Date then to the Existing Indebtedness.

         The Banks shall return to the Borrowers all Replacement Notes marked "canceled by renewal" upon the Agent's receipt of the Restated Notes.

                 (d) Supplemental Security Documents. The Borrowers shall have executed and delivered to the Agent, on behalf of the Banks, amendments to the Indenture, Rent Assignment and Financing Statements, in form satisfactory to the Agent, granting to the Agent, on behalf of the Banks, first perfected Liens (subject to no other Liens other than Permitted Encumbrances), on and in all of the Hotels located on the Lands and reflecting of record that the Restated Notes are part of the Secured Indebtedness (said supplemental and amended Loan Documents, being herein referred to as the "Supplemental Security Documents").

                 (e) Opinion Letters and Title Insurance. The Banks shall have received (i) an opinion letter of the Borrowers' counsel as to due organization of the Borrowers and authorization of appropriate officers to execute and deliver this Agreement and the Supplemental Security Documents, (ii) good standing certificates for all states where the Lands are located, and (iii) opinion letters from local counsel and/or title insurance endorsements, at the option and absolute discretion of the Agent, as to the validity, priority and enforceability of the Indenture, Rent Assignment and Financing Statements, as amended and supplemented by the Supplemental Security Documents covering the Hotels and related Collateral, all in form and content satisfactory to the Banks.

                 (f) Resolutions. The Banks shall have received a true and correct copy of the resolutions adopted by the board of directors of FLCO duly authorizing the execution, delivery and performance by FLCO, individually and as general partner of the Partnership, of this Agreement, the Restated Notes and the Supplemental Security Documents and all transactions contemplated therein, to which FLCO is a party, both individually and as general partner of the Partnership.

                 (g) Incumbency Certificate. The Banks shall have received certificates executed by the duly elected and acting corporate secretary or assistant secretary of FLCO as to the officers of FLCO authorized to execute and deliver this Agreement.

                 (h)      Amendment Fee Payment.   The Borrowers shall pay to
         the Agent $200,000.00 of the Amendment Fee as provided for in Section
         4.18 of this Agreement. The Agent shall be authorized to release and distribute the $200,000.00 to the Banks in accordance with each Bank's proportionate share in the Maximum Bank Commitment.


                   IV.  AFFIRMATIVE COVENANTS AND AGREEMENTS

         Each Borrower covenants and agrees that for so long as any Secured Indebtedness shall remain outstanding and unpaid it will do and cause the other Borrower (where appropriate) to do, or to be done the following:

         4.1 Corporate and Partnership Existence. Each Borrower shall maintain its corporate or partnership existence, as the case may be, in good standing and its right to transact business in those states in which it is now or hereafter doing business. Each Borrower shall obtain and maintain all Material Licenses for such Borrower. FLCO will diligently preserve its qualification as a REIT.

         4.2 Maintenance of Collateral. Each Borrower shall maintain in good condition and working order, and repair and replace as required, the Collateral.

         4.3 Insurance. Each such Borrower shall at all times keep and maintain or cause to be maintained in force policies of insurance covering the Hotels issued by reputable insurers with minimum Best's ratings of A:1 and in amounts customarily carried and maintained by reputable owners and operators of major hotel properties in urban centers. Such policies shall be those required by the Partnership to be maintained under each of the Management Agreements (as presently in effect) or to be maintained by the Manager. All insurance policies covering any Collateral shall comply in all respects with the provisions of the Indenture and shall contain broad form mortgagee clauses making losses payable to the Agent as Mortgagee. All general liability policies covering the Hotels shall name the Agent for the ratable benefit of the Banks as an additional insured. The Borrowers shall furnish copies of each policy of insurance covering the Hotels carried or maintained by either of them, or certificates in lieu thereof, to the Agent and if any policy(ies) of insurance covering any Collateral shall be obtained, carried or maintained by the Lessee, then said policies shall meet all of the requirements of the Indenture and this Agreement and copies thereof shall be furnished to the Agent.

         4.4 Payment of Taxes and Other Obligations. Each Borrower shall promptly pay and discharge or cause to be paid and discharged, prior to delinquency, any and all income taxes, federal or otherwise, lawfully assessed and imposed upon it, and any and all lawful taxes, rates, levies, and assessments whatsoever upon any of the Collateral and every part thereof, or upon the income or profits therefrom and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Lien or charge upon any of the Collateral; provided, however, that nothing herein contained shall be construed as prohibiting a Borrower from diligently contesting in good faith by appropriate proceedings the validity of any such taxes, rates, levies, assessments or claims, provided such Borrower has established adequate reserves therefor in conformity with GAAP on the books of such Borrower, and no Lien, other than a Permitted Exception, results from such non-payment.

         4.5 Compliance With Laws. Each Borrower shall comply in all material respects with all Material Laws. Without limiting the generality of the foregoing:

                 (a) Environmental Laws. Each Borrower shall comply and shall use commercially reasonable efforts to ensure compliance by all tenants, subtenants and other occupants, if any, of the Lands and/or the Hotels with all Environmental Laws.

                 (b) Employment Laws. Each Borrower shall comply with all requirements of all Employment Laws applicable to such Borrower.

         4.6     Discovery and Clean-Up of Environmental Work.

                 (a) In General. Upon any Borrower's receiving notice or otherwise acquiring knowledge of any violation of any Environmental Law relating or pertaining to any Hotel or related facility(ies) at any time, now or hereafter, constituting Collateral for the payment of any Secured Indebtedness which would result in any material liability under any Environmental Law, such Borrower shall (i) promptly take such acts as may be required to prevent danger or harm to the property or any person therein as a result of such Hazardous Waste; (ii) at the request of the Banks, and at the Borrowers' sole cost and expense, obtain and deliver to the Agent promptly, but in no event later than 90 days after such request, a then currently dated environmental assessment of the property certified to the Banks and any future holder of the Restated Notes or any Secured Indebtedness, a proposed plan for responding to any environmental problems described in such assessment, and an estimate of the costs thereof; and (iii) take all necessary steps to initiate and expeditiously complete all removal, remedial, responsive, corrective and other action to eliminate any such environmental problems, and keep the Agent informed of such actions and the results thereof.

                 (b) Asbestos Clean-Up. In the event that the Borrowers are informed that any of the Hotels at any time covered by the Indenture or any amendment or supplement thereto, contains asbestos or asbestos-containing materials ("ACM"), the Borrowers shall develop and implement or cause to be developed and implemented, as soon as reasonably possible, an Operations and Maintenance Program (as required by EPA guidance document entitled "Managing Asbestos in Place; A Building Owner's Guide to Operations and Maintenance Programs for Asbestos- Containing Materials") for managing in place the ACM, and deliver a true, correct and complete copy of such Operations and Maintenance Program to the Agent. In the event that the asbestos survey done in connection with developing the Operations and Maintenance Program reveals ACM which, due to its condition, location or planned building renovation, is recommended to be encapsulated or removed, the Borrowers shall promptly cause the same to be encapsulated or removed and disposed of offsite, in either case by a licensed and experienced asbestos contractor, all in accordance with applicable state, federal and local Laws. Upon completion of any such encapsulation or removal, the Borrowers shall deliver to the Agent a certificate in such form as is then customarily available signed by the consultant overseeing the activity certifying to the Banks that the work has been completed in compliance with all applicable Laws regarding notification, encapsulation, removal and disposal and that no airborne fibers beyond permissible exposure limits remain on site. All costs of such inspection, testing and remedial actions shall be paid by the Borrowers.

         4.7 Notice to Agent of Material Events. The Borrowers shall, promptly upon any Responsible Officer of Borrower obtaining knowledge or notice thereof, give notice to the Agent of any (i) breach of any of the covenants herein; (ii) Event of Default; (iii) the commencement of any Material Proceeding; (iv) any loss of or damage to any assets of a Borrower that is likely to result in a Material Adverse Effect; and (v) any loss or damage to, or institution of any proceeding for the condemnation or other taking of, any of the Collateral, to the extent that such loss, damage or proceeding is likely to give rise to Insurance/Condemnation Proceeds in an amount in excess of $100,000.00 or to result in a Material Adverse Effect. In addition,

                 (a) The Borrowers shall furnish to the Agent from time to time all information which the Agent reasonably requests with respect to the status of any Material Proceeding.

                 (b) The Borrowers shall within 5 days inform the Agent of its receipt of, and deliver to the Agent a copy of, any (i) notice that any violation of any Environmental Law or Employment Law may have been committed or is about to be committed by any Borrower with respect to any of the Hotels, (ii) notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Borrower alleging violations of any Environmental Law or Employment Law or requiring such Borrower to take any action in connection with the release of any Hazardous Waste into the environment with respect to any of the Hotels, (iii) notice from a federal, state, or local Governmental Authority or private party alleging that a Borrower may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Waste into the environment with respect to any of the Hotels or any damages caused thereby, (iv) notice that a Borrower is subject to federal, state or local investigation regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Waste with respect to any of the Hotels, or (v) notice that any of the Hotels at any time covered by the Indenture or any amendment or supplement thereto, are subject to a Lien in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a release of Hazardous Waste into the environment.

                 (c) The Borrowers shall, within 10 days after it occurs, deliver to the Agent notice of any default or event of default, or the occurrence of any event which would with the passage of time, giving of notice or otherwise, constitute a default or event of default with respect to any Material Obligation.

                 (d) The Borrowers shall deliver notice to the Agent of any change in any Borrower's name, state of incorporation, form of organization, trade names or styles under which such Borrower will transact business, at least 30 days prior to such change.

                 (e) The Borrowers shall, immediately after becoming aware thereof, deliver notice to the Agent of any Material Adverse Effect upon any of Borrower's property, business, operations or condition (financial or otherwise).

                 (f) The Borrowers shall, immediately after becoming aware thereof, deliver notice to the Agent of any violation of any Law applicable to any Borrower or its properties which may have a Material Adverse Effect.


         4.8      Maintenance of Liens of Security Documents.

                 (a) Preservation and Perfection of Liens. The Borrowers shall promptly, upon the reasonable request of the Agent and at the Borrowers' expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter file or record in the appropriate governmental office, any document or instrument supplementing or confirming the Indenture and each Loan Document, or otherwise deemed necessary by the Agent to create, preserve or perfect any Lien purported to be created by the Indenture and each Loan Document or to fully consummate the transactions contemplated by the Loan Documents.

                 (b) Compliance with Terms of Loan Documents. Comply and cause every other Borrower to comply with all of the terms, conditions and covenants in the Loan Documents to which such Borrower is a party.

         4.9     Borrower Financial Statements and Compliance Certificates.
For so long as any Secured Indebtedness shall remain outstanding and unpaid the Borrowers will furnish to the Agent, financial statements as follows:

                 (a) Whether or not FLCO is subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Reporting Provisions"), Borrowers will furnish to the Agent, within 5 days following the date upon which any annual, quarterly or current report required by the Reporting Provisions is, or would be (if FLCO was subject to the Reporting Provisions), required to be filed with the Securities and Exchange Commission ("SEC"), 5 copies of each such report, without exhibits, or, if FLCO is not then subject to the Reporting Provisions, copies of the financial statements and any reports of independent public accountants thereon that would be required to be included in such report if FLCO was subject to the Reporting Provisions. All financial statements and reports thereon required to be included (or which would be required to be included if FLCO was subject to the Reporting Provisions) in any such report shall be furnished to the Agent and shall be prepared in compliance, in all material respects, with the rules and regulations promulgated by the SEC applicable (or which would be applicable if FLCO was subject to the Reporting Provisions) to such financial statements. Each annual and quarterly report so furnished, or the financial statements provided in lieu thereof (if FLCO is not subject to the Reporting Provisions), shall include, without limitation, financial statements of Lessee prepared in compliance, in all material respects, with the rules and regulations promulgated by the SEC applicable (or which would be applicable if FLCO was subject to the Reporting Provisions) to such financial statements. The Reporting Provisions shall include, at a minimum, delivery of a balance sheet, income statement and cash flow statement.

                 (b) Upon receipt of any request from time to time by the Agent, each Borrower will furnish in response to such request and within a reasonable time following receipt thereof such other un-audited financial information concerning such Borrower and its operations or concerning the Collateral at any time covered by the Indenture and such other matters pertaining to compliance with the Loan Documents as reasonably may be requested;

                 (c) To the extent quarterly financial statements delivered by the Borrowers hereunder do not encompass operating statements (including income statements) prepared in accordance with GAAP for each of the Hotels, the Borrowers shall furnish to the Agent 5 copies of said statements within 45 days following the close of each fiscal quarter of each Fiscal Year.

                 (d) In connection with the delivery of financial statements as provided in this Section 4.9, the Borrowers also shall deliver to the Agent a certificate, in form satisfactory to the Banks, certifying that the Borrowers are in compliance with Sections 5.1,
         5.12 and 5.13 of this Agreement.

         4.10 Recordkeeping; Rights of Inspection. Each Borrower will: (i) keep and cause every other Borrower to keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to such Borrower's property, businesses and activities and which shall be in conformity with GAAP, (ii) permit Persons authorized by the Agent to visit and inspect its property or the property of any other Borrower, and to inspect its books of record and account and the books of record and account of any every other Borrower and to make photocopies and abstracts thereof, to review the accounts of every Borrower and to discuss the affairs, finances and accounts of every Borrower with such Borrower's partners, officers and managers and independent public accountants, during normal business hours and as often as the Agent may reasonably request, and (iii) permit the Agent to perform audits, on a periodic basis as determined by the Banks at any time that an Event of Default exists, of such books and records of account, in each case, at the Borrowers' expense (including paying the out-of-pocket expenses of the Banks).

         4.11 Material Agreements. The Borrowers shall fully perform all of their respective obligations under all of the Material Agreements, and shall enforce all of their respective rights and remedies thereunder as they each deem appropriate in their reasonable business judgment; provided, however, that neither Borrower shall take any action or fail to take any action which would result in a waiver or other loss of any material right or remedy of said Borrower thereunder, except as otherwise approved by the board of directors of FLCO.

         4.12 Further Assurances. The Borrowers shall execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be taken such actions, as the Agent may from time to time reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

         4.13 Separate Bank Account for Loan Advances, Payments. The Borrowers will arrange for the Partnership to establish and maintain a separate bank account (the "Loan Account") in the name of the Partnership with the Agent into which all Loan Proceeds shall be from time to time deposited to be withdrawn by specially designated representatives of the Partnership and all payments of principal, interest, loan fees and reimbursements made on behalf of the Borrowers to the Agent or the Banks for expenses incurred by them in respect of which the Borrowers have agreed to reimburse the Agent or the Banks shall be deposited by the Agent to the Loan Account.

Notwithstanding any other terms or provisions herein to the contrary, all Loan Advances which the Banks are required to make hereunder shall be funded into the Loan Account and no other.

         4.14 Banks May Fund. If the Borrowers, or either of them, should fail to satisfy any condition precedent to the right of the Borrowers to receive any requested Loan Advance, any Bank may (but shall in no event be required to do so) make a requested Loan Advance and the amount thereof shall be evidenced by the Restated Notes if funded.

         4.15 Expenses of and Claims Against the Banks. Whether or not any Loan Advance is made hereunder the Borrowers will pay upon demand all reasonable expenses incurred in connection with the transactions contemplated by the Loan Documents, including reasonable fees and expenses of legal counsel for the Agent and/or any of the Banks in connection with the preparation, filing and recording of any Loan Documents and the furnishing to the Agent of any opinions reasonably requested by or for them concerning the Loan Documents; provided, however, that the Borrowers shall not be responsible for the fees or out-of-pocket expenses of officers or employees of any of the Banks. The Borrowers shall pay all premiums which may be required for any title insurance endorsements reasonably required by the Banks covering property constituting Collateral. To the extent not prohibited by applicable law or the limitations set forth in the immediately preceding sentence, the Borrowers will pay all costs and expenses of every character heretofore incurred or expended and heretofore incurred or expended from time to time by the Agent or any Bank to or for third parties and not for general administrative overhead or in-house consultants or employees of the Agent or any Bank (including expenses for appraisals and environmental assessments if any Event of Default shall have occurred or if the Agent believes that any Hotel has been materially damaged or is the subject of a violation of an Environmental Law) in connection with the making of the Loan to the Borrowers or any transaction contemplated by the Loan Documents, the evaluation, monitoring and protection of the Collateral and the operation, perfection and realization upon the Agent's security interests in and liens on the Collateral. The Borrowers also will promptly reimburse the Agent and the Banks for any reasonable expenses relating to the Agent or any Bank exercising any of their respective rights or remedies under or, in aid of enforcement of, any of the Loan Documents including all inspection and appraisal fees in connection therewith, fees of receivers, title examination and abstract fees, legal fees, recording and filing fees (other than the Oklahoma Real Estate Mortgage Registration Tax paid in connection with the recording of the Indenture in Oklahoma) Uniform Commercial Code and related lien search fees, taxes (except for income taxes and franchise taxes), escrow fees, court costs, auctioneer fees and all other professional fees and expenses and travel expenses in connection with actions and proceedings consequent on default, all in every case to the extent reasonable and not prohibited by law.

         4.16 Legal Compliance, Indemnification. The Partnership shall cause the Lessee to operate or to assure the operation by the Manager of the Collateral (or such other property manager as may be approved in writing by the Banks) in full compliance with all Laws, ordinances, regulations and governmental requirements as may from time to time be applicable to the particular Collateral and the Borrowers shall indemnify the Agent and each of the Banks for and hold each of them harmless against any losses, costs or expenses incurred by reason of, arising out of or related to any failure or omission of either of the Borrowers or the Lessee, as applicable, to comply with any provision of the Loan Documents, the Leases or any of the Management Agreements and Licenses between the Lessee and Manager, including but not limited to attorneys' fees and court and settlement costs.

         4.17 Loan Facility Fee. The Borrowers shall pay to the Agent for the benefit of the Banks a "Loan Facility Fee" in the sum of $500,000.00, due and payable on October 6, 1996. Such fee shall be apportioned among the Banks as follows: $125,000.00 to AmSouth, $125,000.00 to Bank One, $75,000 to First Tennessee, $50,000.00 to Liberty and $125,000.00 to the Agent.

         4.18 Amendment Fee. The Borrowers shall pay to the Agent for the ratable benefit of the Banks an "Amendment Fee" in the sum of $425,000.00 payable as follows:

                 (a)      $200,000.00 upon execution of this Agreement;

                 (b) three annual payments of $75,000.00 each commencing on September 30, 1997, provided, however, in the event the Loan is prepaid in whole or part, then any remaining portion of the Amendment Fee is due and payable in full.

         4.19 Enforcement of the Leases, Licenses and Management Agreements. Each of the Hotels presently constructed upon the Lands described in the Indenture as Collateral is leased to the Lessee under one of the Leases described as an Exhibit to the Rent Assignment and is the subject of a License with Manager and is managed and operated for the Lessee pursuant to a Management Agreement between the Lessee and Manager. The Partnership will take all actions and do all things necessary or required to cause the Lessee to keep, observe, comply with and perform all of the terms, provisions, covenants and undertakings on its part required by each License, each sublease and Management Agreement relating to any Hotel comprising Collateral. The Partnership also will do all things and take all actions necessary or required to cause the Lessee to enforce the provisions of each License and each Management Agreement. The Partnership will prohibit the Lessee from entering into any material amendments of any Lease, License or Management Agreement without the prior written consent of the Banks and will cause the Lessee to execute and deliver a subordination agreement in form and substance satisfactory to Banks wherein Lessee subordinates its interests in the Lease to the Loan and the interests of the Banks in the Hotels. The Partnership may not substitute any lessee under any Lease without the prior written approval of the Banks, which approval will not be unreasonably withheld or delayed, provided, however, any approved substitute lessee must execute a subordination agreement in form and substance satisfactory to the Banks.


                     V.  NEGATIVE COVENANTS AND AGREEMENTS

         The Borrowers covenant and agree with the Agent and the Banks that for so long as any Secured Indebtedness shall remain outstanding and unpaid, the Borrowers shall not, directly or indirectly, do any of the following without the prior written consent of the Banks:

         5.1 Debt Service Coverage. Suffer or permit the Debt Service Coverage to be less than 1.60. "Debt Service Coverage" shall be the ratio of Net Income attributable to those Hotels and related Collateral during any 12 month period divided by the sum of interest expense attributable to said Hotels during such 12 month period plus Imputed Debt Maturities. As used herein, "Net Income" shall be that amount which would be shown as net income of the Hotels and related Collateral on profit and loss statements (calculated on a trailing 12 month basis) of the Hotels and related Collateral prepared in accordance with GAAP plus the amount of all interest expense, depreciation and amortization expenses less and except any Furniture, Fixtures and Equipment Allowance provided in Article XL of each of the Leases (calculated on the basis of 4% of Suites Revenues, as defined in the Leases, whether or not actually
paid or reserved).    As used herein, "Imputed Debt Maturities" shall be the
amount of principal which would be due over the next 12 months if the Secured Indebtedness was amortized on a 15 year mortgage amortization basis at an assumed annual rate of interest equal to the greater of the actual interest rate or 8% per annum.

         5.2 Mergers; Acquisitions. Merge or consolidate with any Person except (i) as approved by the Banks or (ii) if a Borrower is the surviving entity in such merger, no Event of Default hereunder shall occur as a result of such merger, and Borrowers are in compliance with their obligations hereunder following such merger.

         5.3 Liens and Encumbrances. Create, incur, assume or allow to exist any Lien or Encumbrance upon any of the Lands or Hotels at any time covered by the Indenture or any of the other Collateral, except the following (the "Permitted Exceptions"):

                 (a)      Permitted Encumbrances.

                 (b) Encumbrances in existence on the date hereof that were listed as exceptions to title on title insurance policies previously obtained by Agent with respect to the Lands or otherwise previously disclosed in writing to Agent.

                 (c) Leases and concession agreements covering portions of the Hotels for the operation of restaurants, bars, telephone systems, personal communications service system facilities, and other similar uses, each of which lease or concession agreement is or shall be subordinate to the Indenture.

                 (d) Easement grants which do not interfere with the operations of the Hotels.

                 (e) Liens for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

                 (f) Liens arising out of deposits in connection with worker's compensation, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

                 (g) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

                 (h) Liens imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Liens arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the Borrowers' books.

         5.4 Disposal of Property. Except as permitted herein, sell, transfer, exchange, lease or otherwise dispose of the Collateral or substantially all of its assets other than in the ordinary course of business.

         5.5 Change of Control. The Banks have made their determination to enter into this Agreement and the transactions reflected herein on the basis of reliance upon the experience, expertise and reputations of Messrs. Hervey A. Feldman and Thomas J. Corcoran, Jr. as experts in the management of Embassy Suites(R) Hotels and neither of the Borrowers will suffer or permit their business to be without the full time management of at least one of such gentlemen and will not suffer or permit any Person other than FLCO or such gentlemen to become a general partner of the Partnership.

         5.6 Change of Business or Entity Structure. Engage in any business other than the business substantially conducted by them on the date of this Agreement or permit FLCO to change the form of its corporate structure or the Partnership to effect any substantial change in its partnership structure. The Borrowers agree that (a) at least 80% of their hotel "keys" shall be in "suite type" hotels, (b) at least 75% of their suites shall be run under or be converted to the Embassy Suites(R) flag, and (c) at least 70% of their suites will be managed by Manager.

         5.7 Transactions with Affiliates. Except as permitted herein, enter into or be a party to any transaction or arrangement, including without limitation, the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate (other than Lessee), or make any loans or advances to any Affiliate (other than Lessee under the Leases); provided, however, that if no Event of Default has occurred and is continuing, any Borrower may engage in the foregoing transactions in the ordinary course of business and pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate.

         5.8 Conflicting Agreements. Enter into any agreement, that would, if fully complied with by it, result in an Event of Default either immediately or upon the elapsing of time.

         5.9 Breach of Terms or Leases. Breach any term or provision nor permit Lessee to breach any term or provision of the Leases, Management Agreements, Licenses or any amendment or supplement thereto, or any other agreements for the lease or sublease of any interest in the Hotels at any time covered by the Indenture.

         5.10 Amendments to Documents. Enter into or otherwise consent to any material amendment or modification of the Charter Documents of either Borrower as presently in effect, or any material amendment or modification to any Material Agreement directly affecting any of the Collateral.

         5.11 Certain Material Agreements. Enter into or become obligated to enter into any material lease, sublease, license or other agreement for the use, management or operation of any Hotel at any time covered by the Indenture other than such agreements presently in effect with respect to the Hotels described in the Indenture

         5.12 Debt to Worth. At no time shall the Partnership allow its Debt to be greater than its Adjusted Net Worth. For purposes of this section, "Adjusted Net Worth" shall be defined as the sum of (a) its total partners' equity, plus (b) its accumulated depreciation each as reflected on the Partnership's balance sheet and presented in accordance with GAAP; and "Debt" shall be defined as the sum of (a) all liabilities of the Partnership which would appear on the balance sheet of the Partnership, plus (b) all Indirect Obligations of the Partnership.

         5.13 Dividends. During any Fiscal Year, the Borrowers may declare and pay dividends and similar distributions in an amount not to exceed 85% of their consolidated funds from operations attributable to such Fiscal Year; provided, however, said distributions may exceed said 85% maximum if said distributions are required in order for FLCO to maintain its status as a REIT.

                        VI.  EVENTS OF DEFAULT, REMEDIES

         6.1 Events of Default. If any one or more of the following events should occur or conditions exist (each an "Event of Default"):

                 (a) Any event should occur under the provisions of this Agreement or any other Loan Document which would constitute an Event of Default specified as such therein or would authorize the holder of the Restated Notes to accelerate the maturity thereof or exercise any right or remedy to collect any Secured Indebtedness;

                 (b) Any payment of principal or interest, or both, due upon the Secured Indebtedness should not be paid as and when due and payable, and said payment failure shall continue for more than 10 days after Agent shall have sent notice of said payment failure to the Borrowers;

                 (c) Borrowers fail to pay any of the Secured Indebtedness (other than principal of the Loan or interest accrued thereon) when due and said payment failure shall continue for more than 10 days after Agent shall have sent notice of said payment failure to the Borrowers;

                 (d) Any representation or warranty made or deemed to be made by the Borrowers in this Agreement, or any statement or representation made or deemed to be made in any of the other Loan Documents or any certificate, report, opinion or other document delivered pursuant to this Agreement, is discovered to have been false in any material respect when made;

                 (e) Any Borrower shall fail to pay any outstanding recourse Indebtedness (other than the Secured Indebtedness or Indebtedness between Borrowers) in the principal amount of at least $10,000,000, individually or when aggregated with all such Indebtedness of Borrower and its Subsidiaries so in default, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or if any other event shall occur or condition shall exist under any such agreement or instrument relating to outstanding recourse Indebtedness of any Borrower in the principal amount of at least $10,000,000, which event or condition shall result in the acceleration of the maturity of such Indebtedness;

                 (f) Any one or more judgments or orders is entered against either Borrower or any attachment or other levy is made against the property of either Borrower with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles in effect on the date of this Agreement) in excess of $5,000,000.00, becomes final and non-appealable or if timely appealed is not fully bonded and collection thereof stayed pending the appeal;

                 (g) Either Borrower files a certificate of dissolution under applicable state law or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any corporate action in furtherance thereof, or FLCO fails to qualify or is deemed by the IRS to not qualify as a Real Estate Investment Trust under Sections 856-860 of the Code, and all regulations thereunder of the IRS;

                 (h) All or any part of any Hotel is nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of such Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority and such nationalization, expropriation, condemnation, seizure, appropriation, or assumption has or will have a Material Adverse Effect on any Borrower or on such Hotel, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                 (i) There is filed against any Borrower by any Governmental Authority any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding is not dismissed within 120 days and reasonably could be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                 (j) Except as otherwise provided in the Indenture, any loss, theft, damage or destruction of any item or items of Collateral occurs which has a Material Adverse Effect on the operation of either Borrower's business or is material in amount and is not adequately covered by insurance;

                 (k) The Borrowers should fail to keep, observe, comply with or perform any term, provision, covenant or undertaking on the part of the Borrowers, or either of them, required by this Agreement to be kept, observed, complied with or performed unless such failure would otherwise constitute an Event of Default under any of Sections 6.1(a)-(j) and except for Borrower's failure to comply with or observe the terms of Sections 5.3, 5.5, 5.6 and 5.12; provided that the failure to comply or observe the terms of such sections shall be an automatic Event of Default hereunder if such default should not be remedied within 30 days of the first to occur of the following:

                          (i)     the date on which one or both of the
                 Borrowers first became aware of such default; or

                          (ii) the date on which the Agent or any of the Banks shall notify the Borrowers of such default;

                 (l) A custodianship, trusteeship, receivership or assignment for the benefit of creditors shall be imposed upon either Borrower or any of the Collateral (or a substantial part thereof) and not dismissed within 21 days or shall be sought by either Borrower or by any other person at any time obligated upon any Secured Indebtedness or a petition for relief under any state or federal bankruptcy, reorganization or insolvency law, including the Bankruptcy Code, shall be filed against or by either Borrower or by such other Person and the same shall not have been dismissed or withdrawn within 60 days after said filing, then, and in such event the Agent or the Banks shall be entitled to declare all Secured Indebtedness to be immediately owing and to exercise any and all rights and remedies to collect the Secured Indebtedness contained in this Agreement and the Loan Documents, all without demand, presentment, notice of dishonor, protest or other notice or demand of any kind, the same being hereby expressly waived by the Borrowers. Any Event of Default under this Agreement will constitute an event of default or default, as the case may be, under each of the other Loan Documents, whether or not such is an event of default or default specified therein.

         6.2 Remedies Cumulative. All remedies for collection of Secured Indebtedness shall be cumulative and no exercise or attempted exercise of any right or remedy consequent upon any Event of Default shall preclude the subsequent, concurrent or alternative exercise of any other right or remedy and no delay or omission of the Agent in the giving of any notice of default or exercising any remedy consequent upon any Event of Default shall be deemed to constitute a waiver thereof. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, each of the Banks is hereby irrevocably authorized, without notice to the Borrowers (any such notice being expressly waived by each Borrower), to setoff and apply against any and all Obligations of the Borrowers owed to the Banks under this Agreement, the Restated Notes and the other Loan

Documents, any and all deposits (general or special, time, demand, provisional or final) at any time held, or any other Indebtedness at any time owed by any of the Banks to or for the credit or the account of either or both of the Borrowers, irrespective of whether or not any of the Banks shall have made any demand under this Agreement, the Restated Notes or any other Loan Document and although such Obligation of the Borrowers may be unmatured. The rights of the Banks in respect of such setoff(s) shall be cumulative to any and all other rights and remedies in favor of the Banks consequent upon an Event of Default.


                                 VII.  GENERAL

         7.1 Governing Law. This Agreement is executed in the state of Oklahoma, all Loan Proceeds are advanced to the Borrowers in the state of Oklahoma and all of the Secured Indebtedness is payable in the state of Oklahoma. The Borrowers agree to and with the Agent and the Banks that this Agreement shall be governed by and interpreted in accordance with the laws of the state of Oklahoma without regard to any conflict or choice of law provisions of Oklahoma law except only to the extent that remedies for enforcement may be limited by the laws of one or more other states where Collateral may be located in respect of realizing upon Collateral in such state or states.

         7.2 Provisions Cumulative, Partial Invalidity. All provisions pertaining to the Secured Indebtedness and the collection thereof which are contained in this Agreement and any of the other Loan Documents are intended to be cumulative. If any term or provision of this Agreement or any other Loan Document should be determined to be in any respect invalid or unenforceable under the laws or decisions of any State such provision shall be deemed to have been deleted insofar as it may affect any Collateral or any remedy available in such state and this Agreement shall be enforced and deemed valid as to all other provisions.

         7.3 No Usury. It is the intent of this Agreement and all of the Loan Documents that the rate(s) of interest or loan finance charge to be received by the Banks shall not violate any provision of any usury law applicable to payment of the Secured Indebtedness with all payments received by the Agent for the Banks or by the Banks and the Agent in respect of the Loan in excess of the maximum amount which may be received by the Banks in payment upon the Secured Indebtedness to be applied in reduction of the principal.

         7.4     Notices.   Any notice required or permitted by this Agreement
to be given to the Borrowers shall be given by written notice sent by registered or certified mail by the United States Postal Service with all postage prepaid and addressed as follows:

                          FelCor Suite Hotels, Inc.
                          545 E. John Carpenter Frwy., Suite 1300
                          Irving, Texas 75062
                          Attn: Thomas J. Corcoran, Jr.

                          with copies to:

                          FelCor Suite Hotels, Inc.
                          545 E. John Carpenter Frwy., Suite 1300
                          Irving, Texas 75062
                          Attn: Chief Financial Officer

                          and

                          FelCor Suite Hotels, Inc.
                          545 E. John Carpenter Frwy., Suite 1300
                          Irving, Texas 75062
                          Attn: General Counsel

                          and

                          Bracewell & Patterson, L.L.P.
                          500 N. Akard, Suite 4000
                          Dallas, Texas 75201
                          Attn: Robert W. Dockery

and if to Agent, Bank of Commerce, AmSouth, First Tennessee, Liberty or Bank One shall be given by written notice sent by registered or certified mail by the United States Postal Service with all postage prepaid and addressed as follows:

                          If to Agent:

                          Boatmen's National Bank of Oklahoma
                          7137 S. Yale
                          Tulsa, Oklahoma  74136
                          Attention:  R. Carl Hudgins

                          If to Bank of Commerce:

                          First National Bank of Commerce
                          210 Baronne Street
                          New Orleans, Louisiana, 70160
                          Attention:  Louis Ballero, Sr. Vice President.

                          If to AmSouth:

                          AmSouth Bank Of Alabama
                          P.O. Box 11007
                          Birmingham, Alabama   35288
                          Attention:  Commercial Real Estate Department

                          If to First Tennessee:

                          First Tennessee Bank National Association
                          165 Madison, First Floor
                          Memphis, TN  38103
                          Attention:  Tanya Novarese

                          If to Bank One:

                          Bank One, Texas, N.A.
                          1717 Main
                          Dallas, Texas  75201
                          Attention:  Dale Renner

                          If to Liberty:

                          Liberty Bank and Trust Company of Tulsa,
                            National Association
                          P.O. Box One
                          15 E. 5th Street
                          Tulsa, Oklahoma  74103
                          Attention:  Wm. A. Bowman

                 Notice may be given to such Borrowers and Banks, addressed to each to the attention of the Persons named above, by facsimile transmission as follows:

                          FelCor Suite Hotels, Inc.
                          (972) 444-4949

                          Bracewell & Patterson, L.L.P.
                          (214) 740-4010

                          Boatmen's National Bank of Oklahoma
                          (918) 492-5762

                          First National Bank of Commerce
                          (504) 561-1738

                          AmSouth Bank of Alabama
                          (205) 326-4075

                          First Tennessee Bank National Association
                          (901) 523-4032

                          Bank One, Texas, N.A.
                          (214) 290-2275

                          Liberty Bank and Trust Company of Tulsa,
                            National Association
                          (918) 586-5952.

         7.5 Successor, Alternate Trustees. The Indenture has designated individuals to act as deed of trust trustees in the states of Tennessee and Texas. If for any reason any person designated in the Indenture to act as such a trustee should die, resign or be otherwise unavailable to act in such capacity the Agent is hereby irrevocably authorized by the Partnership to appoint one or more alternate or successor trustees to act without notice.

         7.6 Borrowers' Indemnity. The Borrowers shall pay, indemnify and hold harmless each of the Banks and their respective directors, officers, employees, agents, and representatives (the "Indemnified Parties") for, from and against, and promptly to reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including, without limitations, reasonable attorneys' fees and expenses and amounts paid in settlement) (the "Indemnified Liabilities") incurred, paid or sustained by the Indemnified Parties in connection with, arising out of, based upon or otherwise involving or resulting from any threatened, pending or completed action, suit, investigation or other proceeding by, against or otherwise involving the Indemnified Parties and in any way dealing with, relating to or otherwise involving this Agreement, any of the other Loan Documents, or any transaction contemplated hereby or thereby (each a "Triggering Event"); provided, however, that the Borrowers shall have no obligation to indemnify the Indemnified Parties hereunder with respect to any Indemnified Liabilities arising from the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties. The Borrowers shall pay, indemnify and hold harmless the Indemnified Parties for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including, without limitations, reasonable attorneys' and consultant fees and expenses, investigation and laboratory fees, removal, remedial, response and corrective action costs, and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties as a result of the manufacture, storage, transportation, release or disposal of any Hazardous Waste on, from, over or affecting any of the Collateral or any of the assets, properties, or operations of either or both of the Borrowers or any predecessor in interest, directly or indirectly. The obligations of the Borrowers under this Section 7.6 shall survive the termination of the Credit, the payment and satisfaction of all of the Secured Indebtedness, and the release of the Collateral. To the extent that any of the indemnities set forth in this Section 7.6 may be unenforceable because it is violative of any Law or public policy, the Borrowers shall pay the maximum portion which they are permitted to pay under applicable Law.

         7.7 Joint and Several Obligations. Unless the context clearly indicates otherwise, each covenant, agreement, undertaking, condition or other matter stated herein as a covenant, agreement, undertaking or matter involving the Borrowers shall be jointly and severally binding upon both of the Borrowers. The breach or violation of any covenant, agreement, undertaking or matter expressly stated in the singular as a Borrower covenant, agreement or undertaking on the part of a Borrower

(e.g., "each Borrower") the effect of which would (with lapse of any time or giving of any notice or both) constitute an event of default in respect of any Loan Document shall constitute such an event in respect of both the Borrowers.

         7.8 Successors and Assigns, No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but this provision shall not authorize either of the Borrowers to assign or transfer any right to receive any advance of Loan Proceeds, or other benefit hereunder or confer any right or action upon any persons not a party hereto.

         7.9 Counterparts; Controlling Agreement. This Agreement is executed in multiple counterparts. One or more of the parties hereto may execute a counterpart not executed by the other parties. Each party executing a counterpart shall execute at least 8 counterparts. At such time as the Agent shall receive 8 counterparts signed, collectively, by all parties, it shall promptly furnish a copy hereof together with execution pages signed (though separately by all parties) to each Bank and each Borrower. All such copies shall be deemed to constitute an original copy. In the event of actual conflict between the terms and provisions of this Agreement and the terms and provisions of the Indentures or any other Loan Documents, the terms and provisions of this Agreement shall control.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple copies, each of which shall constitute an original copy, to be effective as of the Effective Date.


"Borrowers"                             "Banks"

FELCOR SUITE HOTELS, INC.               BOATMEN'S NATIONAL BANK OF OKLAHOMA


By                                      By
   ----------------------------------       ------------------------------------
   Thomas J. Corcoran, Jr., President       R. Carl Hudgins, Sr. Vice President


                                        FIRST TENNESSEE BANK,
FELCOR SUITES LIMITED                   NATIONAL ASSOCIATION
PARTNERSHIP, By its Sole General
Partner, FELCOR SUITE HOTELS, INC.
                                        By
                                            -----------------------------------
                                            Tanya Novarese, Vice President
By
   ----------------------------------
   Thomas J. Corcoran, Jr., President

BANK ONE, TEXAS, N.A.


By
   ------------------------------------
   Dale Renner, Vice President


LIBERTY BANK AND TRUST COMPANY OF TULSA,
NATIONAL ASSOCIATION


By
   ------------------------------------
   Wm. A. Bowman, Vice President


AMSOUTH BANK OF ALABAMA


By
   ------------------------------------
   Arthur J. Sharbel, Jr., Vice President


FIRST NATIONAL BANK OF COMMERCE


By
   ------------------------------------
   Louis Ballero, Sr. Vice President